Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of our reports dated February 26, 2016, with respect to the consolidated financial statements of the Company, and the effectiveness of internal control over financial reporting of the Company, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Haifa, Israel	Kost Forer Gabbay & Kasierer
April 14, 2016	A member of EY Global